Exhibit 10.1

FIRST AMENDMENT TO THE
AMENDED AND RESTATED WILLIS U.S. 2005 DEFERRED COMPENSATION
PLAN

This amendment (the “First Amendment”) is made and entered into effective as of the 1st day of June, 2011.

WHEREAS, Hilb Rogal & Hobbs Company (“HRH”) has previously adopted the Hilb Rogal & Hobbs Company Executive Voluntary Deferral Plan (the “EVDP”) to provide certain key executives an opportunity to defer a portion of their compensation on a pre-tax basis; and

WHEREAS, Willis HRH, Inc. (the “Company”) is the successor to HRH by virtue of a merger of HRH into and with Willis HRH, Inc.; and

WHEREAS, the EVDP was frozen effective December 31, 2009 and after such date no additional contributions and no additional salary deferrals have been or will be credited to the EVDP; and

WHEREAS, the Company intends to merge the trust for the EVDP into the trust for the Willis U.S. 2005 Deferred Compensation Plan (the “Willis Plan”) effective June 1, 2011; and

WHEREAS, the Company desires to consolidate the administration and certain other provisions into a single plan document while maintaining the status of certain benefits and distribution provisions under the EVDP as “grandfathered” under section 409A of the Code and the terms and conditions of the EVDP shall continue to apply to the Pre-2005 Accounts and the Post-2004 Accounts as a separate plan and as if it were not part of the Willis Plan except as provided herein; and

WHEREAS, Section 11.9(a) and (b) of the Willis Plan permits the Company to amend the Plan.

NOW, THEREFORE, the plan is hereby amended, effective as of June 1, 2011 as follows:

1. A Participant’s Pre-2005 Account shall be the amounts deferred under the EVDP by the Participant and any other amounts credited thereunder which were earned and vested prior to January 1, 2005, plus earnings thereon. The Pre-2005 Accounts are not intended to be subject to section 409A of the Code (“Section 409A”). It is intended that this First Amendment will not constitute a “material modification” for purposes of Section 409A and this First Amendment is not intended to provide a Participant with materially enhanced or a new material benefit so as to cause such accounts to be subject to Section 409A. Any provision herein or in the Willis Plan that would constitute a material modification to the Pre-2005 Accounts or constitute a materially enhanced or new material benefit with respect to the Pre-2005 Accounts shall be void ab initio.

2. The Pre-2005 Accounts shall be treated as grandfathered benefits under Section 409A of the Code, shall be maintained and accounted for separately and shall remain subject to the terms and conditions of the EVDP, as set forth in Appendix A.

3. A Participant’s Post-2004 Account shall document the amounts deferred under the Plan by the Participant and any other amounts credited hereunder on and after January 1, 2005, plus earnings thereon.

4. It is intended that the provisions with respect to the separate Pre-2005 Accounts and Post-2004 Accounts with respect to vesting and distributions under the EVDP will continue to apply to such accounts and this First Amendment is not intended to any way affect or alter the distribution rights, Participant distribution elections or the form and time of any distributions otherwise applicable under the EVDP.

5. This Amendment is intended to constitute a continuation of the EVDP for purposes of the Pre-2005 Accounts and the Post-2004 Accounts, except as specifically modified hereunder. The EVDP, with respect to the Pre-2005 Accounts, is not intended to be subject to Section 409A. Although the Pre-2005 Accounts are not intended to be subject to Section 409A, neither the Company, any Affiliate nor any director, officer, or other representative of the

Company or an Affiliate shall be liable for any adverse tax consequence suffered by a Participant or Beneficiary if a Pre-2005 Account becomes subject to Section 409A.

6. The following provisions of the EVDP shall no longer apply to the Pre-2005 Accounts and the Post-2004 Accounts, except to the extent necessary to preserve the grandfathered status of the Pre-2005 Account under Section 409A, and the comparable provisions of the Willis Plan shall govern the rights of the Participants with respect to the matters covered by the following Sections of the EVDP: Article 1 (except Sections 1.1, 1.22, 1.26, 1.28, 1.29, 1.30, 1.32, 1.33 and 1.34), Article 2, Article 3, Article 4, Article 7, Article 8, Article 10, Article 11, and Article 12.

7. The EVDP was frozen, effective December 31, 2009, and shall remain a frozen plan, and no additional Deferral Contributions, Corporation Contributions or any other contributions shall be made to or credited to any Account in the EVDP.

8. To the extent of any compliance issues or ambiguous terms, this First Amendment shall be construed in such a manner so as to comply with the requirements of Section 409A, provided, however, with respect to the Pre-2005 Accounts, this First Amendment, including any ambiguous terms herein, shall be construed in such a manner so as to preserve the status of the Pre-2005 Accounts as “grandfathered accounts” and as not subject to Section 409A.

9. Capitalized terms have the meaning set forth herein, or if not defined herein, shall have the meaning ascribed in the EVDP or Willis Plan, as applicable.

10. This First Amendment to The Amended and Restated Willis U.S. 2005 Deferred Compensation Plan shall apply only to the amounts transferred from the EVDP and such accounts shall be held in separate accounts.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this First Amendment to the Plan effective as of the date first written above.

Willis North America Inc.

/s/  Jennifer Neihoff
By: Jennifer Neihoff
Its: Vice President

Appendix A

Hilb Rogal & Hobbs Company Executive Voluntary Deferral Plan